UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2024

Nasdaq, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38855	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 W. 42nd Street, New York, New York	10036
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NDAQ	The Nasdaq Stock Market
4.500% Senior Notes due 2032	NDAQ32	The Nasdaq Stock Market
0.900% Senior Notes due 2033	NDAQ33	The Nasdaq Stock Market
0.875% Senior Notes due 2030	NDAQ30	The Nasdaq Stock Market
1.75% Senior Notes due 2029	NDAQ29	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 19, 2024, Nasdaq, Inc. (the “Company”) entered into an Amendment No. 2 (the “Amendment”) to the Stockholders’ Agreement (the “Agreement”), dated as of February 19, 2009, by and between the Company and Borse Dubai Limited (the “Selling Stockholder”), as amended.

The Amendment provides, among other things, that (i) for a period of 18 months following March 19, 2024, the Selling Stockholder will not, subject to certain exceptions, transfer, sell, assign or otherwise dispose of any shares of common stock beneficially owned by it, and (ii) so long as the Selling Stockholder continues to beneficially own at least 10% of the shares outstanding as of March 19, 2024, the Selling Stockholder will be entitled to nominate one person mutually agreed by the Selling Stockholder and the Company’s Nominating & ESG Committee as a director on the Company’s board of directors (which person will initially be Essa Kazim, who has been a director on the Company’s board since March 1, 2008), and the Company will recommend such nominee for election and otherwise use its reasonable best efforts to cause such nominee to be elected to the Company’s board of directors.

A copy of the Amendment is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 8.01. Other Events.

On March 19, 2024, the Company and the Selling Stockholder entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, acting as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Selling Stockholder agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Selling Stockholder, subject to and upon the terms and conditions set forth therein, 26,956,522 shares of common stock, par value $0.01 per share (the “Common Stock”) of the Company (the “Offering”). In addition, the Selling Stockholder granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 4,043,478 shares of Common Stock. The Offering is expected to close on March 22, 2024, subject to customary closing conditions. The Company will not receive any proceeds from the sale of shares of Common Stock in the Offering. The Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Selling Stockholder and other customary obligations of the parties and termination provisions.

The Offering is being made pursuant to the Company’s registration statement on Form S-3 (Registration Statement No. 333-255666) filed with the U.S. Securities and Exchange Commission on April 30, 2021.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

On March 19, 2024, the Company and the Selling Stockholder issued a joint press release announcing the launching of the Offering and the Company issued a press release announcing the pricing of the Offering. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, dated as of March 19, 2024, among Nasdaq, Inc., the Selling Stockholder and Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein.

4.1	Second Amendment to Nasdaq Stockholders’ Agreement, dated as of March 19, 2024, by and between Nasdaq, Inc. and Borse Dubai Limited.

99.1	Nasdaq, Inc. and Borse Dubai Limited Joint Launch Press Release, dated March 19, 2024.

99.2	Nasdaq, Inc. Pricing Press Release, dated March 19, 2024.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2024	NASDAQ, INC.

	By:	/s/ John A. Zecca
Name: John A. Zecca
Title: Executive Vice President and Chief Legal Officer